UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2013

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 24, 2013 (the “Amendment Date”), Race Street Funding LLC (“Race Street”), a wholly-owned, special-purpose, bankruptcy-remote financing subsidiary of FS Investment Corporation (“FSIC”), and JPMorgan Chase Bank, N.A., London Branch (“JPM”), entered into an amendment agreement (the “Amendment”) which effected certain amendments to Race Street’s repurchase transaction with JPM pursuant to the terms of a TBMA/ISMA 2000 Amended and Restated Global Master Repurchase Agreement and related Annexes and Amended and Restated Confirmation thereto, each dated as of April 23, 2013 (collectively, the “JPM Facility”). Pursuant to the Amendment, the JPM Facility was revised to (i) decrease the aggregate market value of the collateral required to be pledged to secure the obligations of Race Street under the JPM Facility (the “Portfolio”) on (A) the Amendment Date and (B) any subsequent date on which Race Street desires to effect a distribution to FSIC, in each case from $814,000,000 to $720,000,000, (ii) decrease the aggregate minimum market value of the Portfolio on and after the Amendment Date from $678,000,000 to $648,000,000 and (iii) revise certain concentration limitations on the Portfolio.

No other material terms of the JPM Facility changed in connection with the amendments described above.

The foregoing description of the Amendment, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the Amendment which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment Agreement, dated as of October 24, 2013, by and between JPMorgan Chase Bank, N.A., London Branch, and Race Street Funding LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: October 28, 2013	By:	/s/ Michael C. Forman
Michael C. Forman
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment Agreement, dated as of October 24, 2013, by and between JPMorgan Chase Bank, N.A., London Branch, and Race Street Funding LLC.